Addendum Dated 3/17/2017

Addendum to the agreement of 2/20/2017 between AmericaTowne, Inc. and Blessed Autos LLC extending a line of credit up to $1 million USD.

This addendum covers the acquisition and the sale by Blessed Autos LLC of Camping Gas Stoves and other supplies, equipment and goods to customers in Nigeria, other parts of Africa and elsewhere.

Blessed Autos LLC is responsible for:

1) Finding orders globally for customers and clients;
2) Identifying the precise specifications required by each order;
3) Identifying past sources of goods and services required;
4) Identifying prior prices for goods and services required;
5) Ensuring that buyers have the capability and resources to pay for requested supplies, equipment, goods and services;
6) Providing precise and accurate information concerning specifications, shipment locations, quantities required, and buyer's capability to pay; and
7) Working with AmericaTowne, Inc. to ensure the successful completion of each order;

AmericaTowne, Inc. is responsible for:

1) Ensuring that financial capabilities and resources are available to secure goods and services as requested;
2) Sourcing the goods and services from suppliers;
3) Arranging terms of payment with banks and other financial institutions;
4) Ensuring the required goods and services are acquired the best price pursuant to request and Purchase Orders of Blessed Autos LLC;
5) Ensuring the required goods and services are shipped to the destination as required pursuant to the Purchase Order;
6) Ensuring suppliers are paid pursuant to the agreements;
7) Ensuring buyers pay pursuant to Letters of Credit and Bank Guarantees that AmericaTowne arranges with buyer's banks and financial institutions.
8) After receipt of funds, ensuring the proper calculation and the prompt payment of fees due Blessed Autos LLC.

AmericaTowne, Inc. is responsible for determining the suppliers as well as the payment terms and methods established with banks and other financial institutions including the type, acceptable wording for and scope of Letters of Credit and guarantees. Additionally, AmericaTowne, Inc. is responsible for determining if banks and other financial institutions are acceptable funders under each agreement.

All other conditions remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative.

AMERICATOWNE

By ________________________ Mar 17, 2017

Alton Perkins, CEO

BLESSED AUTOS LLC

By Ijeoma Ubezonu (Mar 17, 2017) ________________________ Mar 17, 2017

Ijeoma Ubezonu, Co-President